Service Properties Trust Exhibit 99.2 SVC Nasdaq Listed Fourth Quarter 2019 Supplemental Operating and Financial Data Courtyard by Marriott Phoenix, S. Chandler, AZ Operator: Marriott International, Inc. Guest Rooms: 156 All amounts in this report are unaudited.

TABLE OF CONTENTS (1) PAGE CORPORATE INFORMATION Company Profile 4 Investor Information 5 Research Coverage 6 FINANCIALS Key Financial Data 8 Consolidated Balance Sheets 9 Consolidated Statements of Income 10 Notes to Consolidated Statements of Income 11 Consolidated Statements of Cash Flows 12 TABLE OF CONTENTS TABLE Debt Summary 13 Debt Maturity Schedule 14 Leverage Ratios, Coverage Ratios and Public Debt Covenants 15 Capital Expenditure and Restricted Cash Activity 16 Property Acquisition and Disposition Information Since January 1, 2019 17 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 18 Calculation of FFO and Normalized FFO 19 PORTFOLIO INFORMATION Portfolio Summary 21 Consolidated Portfolio by Brand Affiliation 22 Consolidated Portfolio Diversification by Industry 23 Hotel Portfolio by Brand 24 Hotel Operating Agreement Information 25, 26, 27 Hotel Operating Statistics by Operating Agreement 28, 29 Hotel Coverage by Operating Agreement 30 Net Lease Portfolio by Brand 31 Net Lease Portfolio by Industry 32 Net Lease Portfolio by Tenant (Top 10) 33 Net Lease Portfolio Expiration Schedule 34 Net Lease Occupancy and Leasing Summary 35 Non-GAAP Financial Measures and Certain Definitions 36, 37 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 38 (1) Please refer to non-GAAP Financial Measures and Certain Definitions for terms used throughout the document. Service Properties Trust 2 Supplemental Operating and Financial Data, December 31, 2019

CORPORATE INFORMATION Towne Place Suites Renton,WA . Petro Shopping Centers Operator: Marriott International, Inc. 2154 Beltline Boulevard, I-77 Exit 5 Guest Rooms: 137 Columbia, SC . Service Properties Trust Operator: TravelCenters of America Supplemental Operating and Financial Data, December 31, 2019

COMPANY PROFILE

COMPANY PROFILE

The Company:

Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 151 brands across 24 distinct industries. SVC's properties are primarily operated under long term management or lease agreements. SVC is a component of 82 market indices and it comprises more than 1% of the following indices as of December 31, 2019: Bloomberg REIT Hotels Index (BBREHOTL), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), S-Network REIT Dividend Dog Total Return Index (USD) (RDOGXTR), S-Network REIT Dividend Dog Index (USD) (RDOGX) and the Invesco S&P MidCap Low Volatility ETF INAV Index (XMLVIV).

Management:

SVC is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing SVC, RMR manages Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, Office Properties Income Trust, a REIT that owns properties primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust), a REIT that primarily owns high-quality, private-pay healthcare properties like medical office and life science properties, senior living communities and wellness centers. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta Holdco Corporation, or Sonesta, a privately owned operator and franchisor of hotels (including some of the hotels that SVC owns) and cruise boats, and TravelCenters of America Inc., or TA, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System (including 179 travel centers that SVC owns), and standalone truck service facilities and restaurants. RMR also advises the RMR Real Estate Income Fund, a publicly traded closed end fund that invests in publicly traded securities of real estate companies, and Tremont Mortgage Trust, a publicly traded mortgage REIT, through wholly owned SEC registered investment advisory subsidiaries, as well as manages the RMR Office Property Fund LP, a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of multi-tenant office properties throughout the U.S. As of December 31, 2019, RMR had $32.2 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 2,100 properties and more than 50,000 employees. We believe that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: SVC

Senior Unsecured Debt Ratings:

Standard & Poor's: BBB-
Moody's: Baa3

Key Data (as of December 31, 2019):

(dollars in 000s)

Total properties:		1,145
Hotels		329
Net lease properties		816
Number of hotel rooms/suites		51,349
Total net lease square feet		14,886,967
Q4 2019 total revenues	$	580,906
Q4 2019 net loss	$	(14,893)
Q4 2019 Normalized FFO	$	151,622

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
4

INVESTOR INFORMATION Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Independent Trustee John L. Harrington William A. Lamkin John G. Murray Lead Independent Trustee Independent Trustee Managing Trustee Adam D. Portnoy INVESTOR INFORMATION INVESTOR Chair of the Board & Managing Trustee Senior Management John G. Murray Brian E. Donley Ethan S. Bornstein President and Chief Executive Officer Chief Financial Officer and Treasurer Senior Vice President Todd W. Hargreaves Vice President Contact Information Investor Relations Inquiries Service Properties Trust Investor and media inquiries should be directed to Two Newton Place Kristin Brown, Director, Investor Relations at 255 Washington Street, Suite 300 (617) 796-8232, or kbrown@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 Financial inquiries should be directed to Brian E. Donley, (email) info@svcreit.com Chief Financial Officer and Treasurer, at (617) 964-8389 (website) www.svcreit.com or bdonley@rmrgroup.com. Service Properties Trust 5 Supplemental Operating and Financial Data, December 31, 2019

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

B. Riley | FBR
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Stifel Nicolaus
Simon Yarmak
(443) 224-1345
yarmaks@stifel.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Debt Research Coverage

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Reed Valvtas
(212) 553-14169
reed.valvtas@moodys.com

S&P Global
Nicolas Villa
(212) 438-1534
nicolas.villa@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
6

FINANCIALS Marriott Kauai Resort & Beach Club Kalapaki Beach, HI Operator: Marriott International, Inc. Guest Rooms: 156 Service Properties Trust Supplemental Operating and Financial Data, December 31, 2019

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Selected Balance Sheet Data:					
Total gross assets	$ 12,154,728	$ 12,602,187	$ 10,204,219	$ 10,235,599	$ 10,150,463
Total assets	$ 9,033,967	$ 9,515,503	$ 7,177,746	$ 7,255,804	$ 7,177,079
Total liabilities	$ 6,528,089	$ 6,906,517	$ 4,520,304	$ 4,519,238	$ 4,579,648
Total shareholders' equity	$ 2,505,878	$ 2,608,986	$ 2,657,442	$ 2,736,566	$ 2,597,431
Selected Income Statement Data:					
Total revenues	$ 580,906	$ 599,772	$ 610,562	$ 524,908	$ 550,799
Net income (loss)	$ (14,893)	$ 40,074	$ 8,782	$ 225,787	$ (108,860)
Adjusted EBITDA*re* [(1)]	$ 227,013	$ 209,545	$ 218,972	$ 195,901	$ 149,773
FFO	$ 147,830	$ 147,184	$ 168,766	$ 144,640	$ 99,994
Normalized FFO [(1)]	$ 151,622	$ 155,635	$ 168,766	$ 144,640	$ 99,994
Per Common Share Data (basic and diluted):					
Net income (loss)	$ (0.09)	$ 0.24	$ 0.05	$ 1.37	$ (0.66)
FFO	$ 0.90	$ 0.90	$ 1.03	$ 0.88	$ 0.61
Normalized FFO [(1)]	$ 0.92	$ 0.95	$ 1.03	$ 0.88	$ 0.61
Dividend Data:					
Annualized dividends paid per share during the period	$ 2.16	$ 2.16	$ 2.16	$ 2.12	$ 2.12
Annualized dividend yield (at end of period)	8.9%	8.4%	8.6%	8.1%	8.9%
Normalized FFO payout ratio [(1)]	58.7%	56.8%	52.4%	60.2%	86.9%

(1) Adjusted EBITDA*re* and Normalized FFO for the three months ended December 31, 2018 include $53,635, or $0.33 per common share, of business management incentive fee expense.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

8

CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except share data) December 31, 2019 2018 ASSETS Real estate properties: Land $ 2,066,602 $ 1,626,239 Buildings, improvements and equipment 9,318,434 7,896,734 Total real estate properties, gross 11,385,036 9,522,973 Accumulated depreciation (3,120,761) (2,973,384) Total real estate properties, net 8,264,275 6,549,589 Acquired real estate leases and other intangibles 378,218 105,749 Assets held for sale 87,493 144,008 Cash and cash equivalents 27,633 25,966 Restricted cash 53,626 50,037 Due from related persons 68,653 91,212 Other assets, net 154,069 210,518 Total assets $ 9,033,967 $ 7,177,079 LIABILITIES AND SHAREHOLDERS' EQUITY CONSOLIDATED BALANCE SHEETS CONSOLIDATED Unsecured revolving credit facility $ 377,000 $ 177,000 Unsecured term loan, net 397,889 397,292 Senior unsecured notes, net 5,287,658 3,598,295 Security deposits 109,403 132,816 Accounts payable and other liabilities 335,696 211,332 Due to related persons 20,443 62,913 Total liabilities 6,528,089 4,579,648 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,563,034 and 164,565,303 shares issued and outstanding 1,646 1,644 Additional paid in capital 4,547,529 4,545,481 Cumulative other comprehensive loss — (266) Cumulative net income available for common shareholders 3,491,645 3,231,895 Cumulative common distributions (5,534,942) (5,181,323) Total shareholders' equity 2,505,878 2,597,431 Total liabilities and shareholders' equity $ 9,033,967 $ 7,177,079 Service Properties Trust 9 Supplemental Operating and Financial Data, December 31, 2019

CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except share data) For the Three Months Ended December 31, For the Year Ended December 31, 2019 2018 2019 2018 Revenues: Hotel operating revenues (1) $ 467,805 $ 464,315 $ 1,989,173 $ 1,958,598 Rental income (2) 111,727 85,263 322,236 330,806 FF&E reserve income (3) 1,374 1,221 4,739 5,132 Total revenues 580,906 550,799 2,316,148 2,294,536 Expenses: Hotel operating expenses (1) 334,916 334,944 1,410,927 1,387,065 Other operating expenses 3,938 1,354 8,357 5,290 Depreciation and amortization 126,727 102,769 428,448 403,077 General and administrative (4) 17,733 66,582 54,639 104,862 Acquisition and transaction related costs (5) 1,795 — 1,795 — Loss on asset impairment (6) 39,296 — 39,296 — Total expenses 524,405 505,649 1,943,462 1,900,294 Gain on sale of real estate (7) — — 159,535 — Dividend income — 876 1,752 2,754 Unrealized gains and (losses) on equity securities, net (8) 3,300 (106,085) (40,461) (16,737) Interest income 441 435 2,215 1,528 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $3,288, $2,570, $11,117 and $10,177, respectively) (73,384) (49,624) (225,126) (195,213) CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONSOLIDATED Loss on early extinguishment of debt (9) — — (8,451) (160) Income before income taxes and equity in earnings (losses) of an investee (13,142) (109,248) 262,150 186,414 Income tax (expense) benefit (1,527) 754 (2,793) (1,195) Equity in earnings (losses) of an investee (224) (366) 393 515 Net income (loss) $ (14,893) $ (108,860) $ 259,750 $ 185,734 Weighted average common shares outstanding (basic) 164,364 164,278 164,312 164,229 Weighted average common shares outstanding (diluted) 164,364 164,278 164,340 164,258 Net income (loss) per common share (basic and diluted) $ (0.09) $ (0.66) $ 1.58 $ 1.13 See Notes to Consolidated Statements of Income on page 11. Service Properties Trust 10 Supplemental Operating and Financial Data, December 31, 2019

NOTES TO CONSOLIDATED STATEMENTS OF INCOME (dollar amounts in thousands, except share data) (1) As of December 31, 2019, we owned 329 hotels; 327 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. As of December 31, 2019, we also owned 816 net lease properties. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income and other operating expenses from our leased hotels and net lease properties. Certain of our managed hotels had net operating results that were, in the aggregate, $48,897 and $31,610 less than the minimum returns due to us for the three months ended December 31, 2019 and 2018, respectively, and $96,744 and $50,203 less than the minimum returns due to us for the years ended December 31, 2019 and 2018, respectively. When managers of these hotels are required to fund the shortfalls under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our consolidated statements of income as a reduction of hotel operating expenses. We reduced hotel operating expenses by $15,907 and $6,748 for the three months ended December 31, 2019 and 2018, respectively, and $29,897 and $5,569 for the years ended December 31, 2019 and 2018, respectively. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the applicable operating agreement. The security deposits are non-interest bearing and are not held in escrow. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our management agreements of $28,374 and $15,981 for the three months ended December 31, 2019 and 2018, respectively, and $69,929 and $44,634 for the years ended December 31, 2019 and 2018, respectively, which represent the unguaranteed portions of our minimum returns from our Sonesta and Wyndham Hotels & Resorts, Inc., or Wyndham, agreements. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $10,702 and $35,464 more than the minimum returns due to us for the years ended December 31, 2019 and 2018, respectively. The net operating results of SVC's managed hotel portfolios did not exceed the minimum returns due to SVC for either of the three months ended December 31, 2019 and 2018. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us pursuant to the terms of the applicable agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our consolidated statements of income as an increase to hotel operating expenses. We had $734 and $10,743 of guaranty and security deposit replenishments for the years ended December 31, 2019 and 2018, respectively. There were no such replenishments for either of the three months ended December 31, 2019 or 2018. (2) We reduced rental income by $3,351 and $10,719 for the three months and year ended December 31, 2019, respectively, and increased rental income by $3,150 and $12,509 for the three months and year ended December 31, 2018, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight line basis. Rental income also includes $4,238 and $3,695 in both the three months and years ended December 31, 2019 and 2018, respectively, of percentage rental income. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) General and administrative expense for the three months and year ended December 31, 2019 includes a $1,997 loss contingency for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded. Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. General and administrative expenses include $53,635 of business management incentive fee expense for the three months and year ended December 31, 2018. No business management incentive fee expense was recorded for the year ended December 31, 2019. (5) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions. NOTES TO CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONSOLIDATED NOTES TO (6) We recorded a $39,296 loss on asset impairment during the three months ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value. (7) We recorded a $159,535 gain on sale of real estate during the year ended December 31, 2019 in connection with the sales of 20 travel centers. (8) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc., which we sold in July 2019, and TA common shares to their fair value. (9) We recorded a loss of $8,451 on early extinguishment of debt in the year ended December 31, 2019 related to the termination of a term loan commitment we arranged in connection with our acquisition of a net lease portfolio. We also recorded a loss of $160 on early extinguishment of debt in the year ended December 31, 2018 in connection with amending our revolving credit facility and term loan. Service Properties Trust 11 Supplemental Operating and Financial Data, December 31, 2019

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) For the Year Ended December 31, 2019 2018 Cash flows from operating activities: Net income $ 259,750 $ 185,734 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 428,448 403,077 Amortization of debt issuance costs and debt discounts and premiums as interest 11,117 10,177 Straight line rental income 10,719 (12,509) Security deposits replenished (utilized) (23,549) 6,740 Loss on early extinguishment of debt 8,451 160 Loss on asset impairment 39,296 — Unrealized losses on equity securities, net 40,461 16,737 Equity in earnings of an investee (393) (515) Distribution of earnings from Affiliates Insurance Company 2,423 — Gain on sale of real estate (159,535) — Deferred income taxes (127) (1,047) Other non-cash (income) expense, net (614) (2,713) Changes in assets and liabilities: Due from related persons 3,272 (572) Other assets (11,385) 6,200 Accounts payable and other liabilities 60,484 5,824 Due to related persons (51,096) (20,340) Net cash provided by operating activities 617,722 596,953 Cash flows from investing activities: Real estate acquisitions and deposits (2,713,191) (127,703) Real estate improvements (150,531) (182,862) Hotel managers’ purchases with restricted cash (208,241) (135,177) Hotel managers' deposit of insurance proceeds into restricted cash 25,000 18,000 Net proceeds from sale of real estate 816,450 — Distributions in excess of earnings from Affiliates Insurance Company 6,577 — Proceeds from sale of equity securities 93,892 — Net cash used in investing activities (2,130,044) (427,742) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, after discounts and premiums 1,693,879 389,976 Borrowings under unsecured revolving credit facility 1,124,000 517,000 Repayments of unsecured revolving credit facility (924,000) (738,000) CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONSOLIDATED Deferred financing costs (21,882) (12,242) Repurchase of common shares (800) (606) Distributions to common shareholders (353,619) (346,832) Net cash provided by (used in) financing activities 1,517,578 (190,704) Decrease in cash and cash equivalents and restricted cash 5,256 (21,493) Cash and cash equivalents and restricted cash at beginning of period 76,003 97,496 Cash and cash equivalents and restricted cash at end of period $ 81,259 $ 76,003 Supplemental disclosure of cash and cash equivalents and restricted cash: Cash and cash equivalents $ 27,633 $ 25,966 Restricted cash 53,626 50,037 Total cash and cash equivalents and restricted cash $ 81,259 $ 76,003 Supplemental cash flow information: Cash paid for interest $ 191,155 $ 174,158 Cash paid for income taxes 2,927 3,218 Service Properties Trust 12 Supplemental Operating and Financial Data, December 31, 2019

DEBT SUMMARY

DEBT SUMMARY

As of December 31, 2019
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$1,000,000 unsecured revolving credit facility (1) (2)	2.803%	$ 377,000	7/15/22	$ 377,000	2.5
$400,000 unsecured term loan (2) (3)	3.041%	400,000	7/15/23	400,000	3.5
Subtotal / weighted average	2.925%	$ 777,000		$ 777,000	3.1
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2021	4.250%	$ 400,000	2/15/21	$ 400,000	1.1
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	2.6
Senior unsecured notes due 2023	4.500%	500,000	6/15/23	500,000	3.5
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	4.2
Senior unsecured notes due 2024	4.350%	825,000	10/1/24	825,000	4.8
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	5.2
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	6.1
Senior unsecured notes due 2026	4.750%	450,000	10/1/26	450,000	6.8
Senior unsecured notes due 2027	4.950%	400,000	2/15/27	400,000	7.1
Senior unsecured notes due 2028	3.950%	400,000	1/15/28	400,000	8.0
Senior unsecured notes due 2029	4.950%	425,000	10/1/29	425,000	9.8
Senior unsecured notes due 2030	4.375%	400,000	2/15/30	400,000	10.1
Subtotal / weighted average	4.604%	$ 5,350,000		$ 5,350,000	5.6
Total / weighted average (4)	4.391%	$ 6,127,000		$ 6,127,000	5.3

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 120 basis points per annum. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of December 31, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility for two additional six month periods.

(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased to up to $2,300,000 subject to certain terms and conditions.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 135 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of December 31, 2019. Our term loan is prepayable without penalty at any time.

(4) The carrying value of our total debt of $6,062,547 as of December 31, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $64,453.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

13

DEBT MATURITY SCHEDULE As of December 31, 2019 (dollars in thousands) Unsecured Unsecured Floating Fixed Year Rate Debt Rate Debt Total (3) 2020 $ — $ — $ — 2021 — 400,000 400,000 2022 377,000 (1) 500,000 877,000 2023 400,000 (2) 500,000 900,000 2024 — 1,175,000 1,175,000 2025 — 350,000 350,000 2026 — 800,000 800,000 2027 — 400,000 400,000 DEBT MATURITY SCHEDULE DEBT MATURITY 2028 — 400,000 400,000 2029 — 425,000 425,000 2030 — 400,000 400,000 $ 777,000 $ 5,350,000 $ 6,127,000 Percent of total debt 12.7% 87.3% 100% (1) Represents amounts outstanding under our $1,000,000 revolving credit facility at December 31, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date for two additional six month periods. (2) Represents amounts outstanding on our term loan at December 31, 2019. Our term loan is prepayable without penalty at any time. (3) The carrying value of our total debt of $6,062,547 as of December 31, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $64,453. Service Properties Trust 14 Supplemental Operating and Financial Data, December 31, 2019

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Leverage Ratios:					
Net debt / total gross assets	50.2%	51.8%	40.4%	40.7%	41.4%
Net debt / gross book value of real estate assets	52.0%	56.0%	42.4%	43.0%	44.0%
Secured debt / total assets	0.0%	0.0%	0.0%	0.0%	0.0%
Variable rate debt / Net debt	12.7%	18.2%	11.9%	13.0%	13.7%
Coverage Ratios:					
Adjusted EBITDA*re* / interest expense	3.1x	4.0x	4.4x	3.9x	3.0x
Net debt / annualized Adjusted EBITDA*re* (1)	6.7x	6.6x	4.7x	5.3x	7.0x
Public Debt Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	49.4%	51.1%	40.4%	40.8%	40.9%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service (2) / debt service - required minimum 1.50x	2.95x	3.81x	4.22x	3.77x	2.79x
Total unencumbered assets / unsecured debt - required minimum 150%	202.5%	195.8%	247.6%	245.3%	244.3%

(1) We completed the SMTA transaction on September 20, 2019. For purposes of calculating coverage ratios for the three months ended September 30, 2019, we included our pro forma estimates of the annualized Adjusted EBITDA*re* we expected to be generated from this portfolio. Adjusted EBITDA*re* for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. Excluding business management incentive fee expense, Adjusted EBITDA*re* / interest expense and Net debt / annualized Adjusted EBITDA*re* would have been 4.1x and 5.2x, respectively, for the three months ended December 31, 2018.

(2) Consolidated income available for debt service for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. No business management incentive fee expense was recorded for the three months ended December 31, 2019, September 30, 2019, June 30, 2019 or March 31, 2019.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
15

CAPITAL EXPENDITURE AND RESTRICTED CASH ACTIVITY

CAPITAL EXPENDITURE AND RESTRICTED CASH ACTIVITY

(dollars in thousands)

Capital Expenditures	For the Three Months Ended				
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Hotel capital improvements & FF&E Reserve fundings (1)	$ 119,380	$ 36,335	$ 42,612	$ 44,766	$ 69,618
Net lease capital improvements	2,295	—	—	—	11,693
Total capital improvements & FF&E Reserve fundings	$ 121,675	$ 36,335	$ 42,612	$ 44,766	$ 81,311

Restricted Cash	As of and For the Three Months Ended				
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Total restricted cash (beginning of period)	$ 53,519	$ 37,792	$ 75,129	$ 50,037	$ 65,644
Manager deposits into FF&E Reserve	18,100	46,618	21,484	11,335	20,213
SVC fundings into FF&E Reserve:					
Marriott No. 1	1,577	1,252	934	13,593	7,281
Marriott No. 234	9,300	—	9,600	9,000	2,675
IHG	25,100	—	—	—	—
Radisson	—	1,891	6,532	10,611	—
Hotel improvements funded from FF&E Reserves	(53,970)	(34,034)	(48,973)	(46,361)	(45,776)
FF&E reserves (end of period)	53,626	53,519	64,706	48,215	50,037
SVC sale proceeds (2)	—	—	(26,914)	26,914	—
Total restricted cash (end of period)	$ 53,626	$ 53,519	$ 37,792	$ 75,129	$ 50,037

(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.

(2) Represents a portion of the proceeds from our sales of 20 travel centers in January 2019 restricted for the purpose of facilitating a tax deferred like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which was completed in the second quarter of 2019.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
16

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2019

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2019

(dollars in thousands except per room and per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room or Suite / Square Foot
2/22/2019	1	Kimpton Hotel Palomar	Washington, D.C.	335	IHG	$ 141,450	$ 422
5/7/2019	1	Crowne Plaza	Milwaukee, WI	198	IHG	30,000	152
8/1/2019	—	Land	Southington, CT	—	TA	66	—
9/20/2019	767	Various (2)	Various	12,372,762	Various	2,482,382	201
10/9/2019	1	Kimpton Hotel Palomar	Chicago, IL	261	IHG	55,000	211
Total / Weighted Average	770			794 / 12,372,762		$ 2,708,898	$285 / $201

(1) Represents cash purchase price and excludes acquisition related costs.

(2) On September 20, 2019, we acquired a portfolio of net lease assets located in 45 states from SMTA. The purchase price represents our total consideration paid including transaction related costs.

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Square Footage	Former Operating Agreement	Sales Price (1)	Average Sales Price per Square Foot
1/17/2019	9	TA	Various (2)	250,977	Various	$ 140,510	$ 560
1/23/2019	8	TA & Petro	Various (2)	217,826	Various	137,810	633
1/29/2019	3	TA	Various (2)	72,680	Various	29,880	411
10/22/2019	1	HOM Furniture	Hermantown, MN	103,631	HOM Furniture	6,250	60
10/29/2019	1	Station Casinos	Las Vegas, NV	138,558	Station Casino Inc.	57,000	411
11/14/2019	1	N/A	Colby, KS	6,900	Vacant	590	86
11/25/2019	123	Various	Various	2,429,333	Various	435,104	179
12/16/2019	2	Rick Johnson Auto & Tire	Naples, FL	8,980	Rick Johnson Auto & Tire	1,818	202
12/30/2019	2	Pine Creek Medical Center	Dallas, TX	85,839	Pine Creek Medical Center	12,250	143
1/28/2020	1	Vacant	Gothenburg, NE	31,978	Vacant	585	18
2/6/2020	1	Vacant	Rochester, MN	90,503	Vacant	2,600	29
2/13/2020	1	Vacant	Ainsworth, NE	32,901	Vacant	775	24
2/14/2020	1	Vacant	DeKalb, IL	5,052	Vacant	1,050	208
Total / Weighted Average	154			3,475,158		$ 826,222	$ 238

(1) Represents cash sales price and excludes closing related costs.

(2) We sold 20 travel centers that we had leased under our TA nos. 1, 2, 3, 4 and 5 agreements.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

17

CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre

CALCULATION OF EBITDA, EBITDA*re* AND ADJUSTED EBITDA*re*

(in thousands)

		For the Three Months Ended					For the Year Ended December 31,	
		12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	2019	2018
Net income (loss)		$ (14,893)	$ 40,074	$ 8,782	$ 225,787	$ (108,860)	$ 259,750	$ 185,734
Add (Less):	Interest expense	73,384	52,375	49,601	49,766	49,624	225,126	195,213
	Income tax expense (benefit)	1,527	467	(260)	1,059	(754)	2,793	1,195
	Depreciation and amortization	126,727	103,160	99,196	99,365	102,769	428,448	403,077
EBITDA		186,745	196,076	157,319	375,977	42,779	916,117	785,219
Add (Less):	Gain on sale of real estate (1)	—	—	—	(159,535)	—	(159,535)	—
	Loss on asset impairment (2)	39,296	—	—	—	—	39,296	—
EBITDA*re*		226,041	196,076	157,319	216,442	42,779	795,878	785,219
Add (Less):	General and administrative expense paid in common shares (3)	480	1,068	865	436	909	2,849	3,187
	Estimated business management incentive fee (4)	—	—	—	—	—	—	—
	Acquisition and transaction related costs (5)	1,795	—	—	—	—	1,795	—
	Loss on early extinguishment of debt (6)	—	8,451	—	—	—	8,451	160
	Unrealized gains and losses on equity securities, net (7)	(3,300)	3,950	60,788	(20,977)	106,085	40,461	16,737
	Loss contingency (8)	1,997	—	—	—	—	1,997	—
Adjusted EBITDA*re*		$ 227,013	$ 209,545	$ 218,972	$ 195,901	$ 149,773	$ 851,431	$ 805,303

(1) We recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(2) We recorded a $39,296 loss on asset impairment during the three months ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value.

(3) Amounts represent the equity compensation awarded to our trustees, our officers and certain other employees of RMR LLC.

(4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Adjusted EBITDA*re* until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Adjusted EBITDA*re* includes business management incentive fee expense of $53,635 for the three months ended December 31, 2018. No business management incentive fee expense was recorded for 2019.

(5) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions.

(6) We recorded a loss of $8,451 on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with with the acquisition of a net lease portfolio. We also recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan.

(7) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc., which we sold in July 2019, and TA common shares to their fair value.

(8) We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
18

CALCULATION OF FFO AND NORMALIZED FFO

CALCULATION OF FFO AND NORMALIZED FFO

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended December 31,	
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	2019	2018
Net income (loss)	$ (14,893)	$ 40,074	$ 8,782	$ 225,787	$ (108,860)	$ 259,750	$ 185,734
Add (Less): Depreciation and amortization	126,727	103,160	99,196	99,365	102,769	428,448	403,077
Gain on sale of real estate (1)	—	—	—	(159,535)	—	(159,535)	—
Loss on asset impairment (2)	39,296	—	—	—	—	39,296	—
Unrealized gains and losses on equity securities, net (3)	(3,300)	3,950	60,788	(20,977)	106,085	40,461	16,737
FFO	147,830	147,184	168,766	144,640	99,994	608,420	605,548
Add: Acquisition and transaction related costs (4)	1,795	—	—	—	—	1,795	—
Loss on early extinguishment of debt (5)	—	8,451	—	—	—	8,451	160
Loss contingency (6)	1,997	—	—	—	—	1,997	—
Normalized FFO	$ 151,622	$ 155,635	$ 168,766	$ 144,640	$ 99,994	$ 620,663	$ 605,708
Weighted average shares outstanding (basic)	164,364	164,321	164,284	164,278	164,278	164,312	164,229
Weighted average shares outstanding (diluted)	164,364	164,348	164,326	164,322	164,278	164,340	164,258
Basic and diluted per share common share amounts:							
Net income (loss)	$ (0.09)	$ 0.24	$ 0.05	$ 1.37	$ (0.66)	$ 1.58	$ 1.13
FFO	$ 0.90	$ 0.90	$ 1.03	$ 0.88	$ 0.61	$ 3.70	$ 3.69
Normalized FFO	$ 0.92	$ 0.95	$ 1.03	$ 0.88	$ 0.61	$ 3.78	$ 3.69

(1) We recorded a $159,535 gain on sale of real estate in the three months ended March 31, 2019, in connection with the sales of 20 travel centers.

(2) We recorded a $39,296 loss on asset impairment during the three months ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value.

(3) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc., which we sold in July 2019, and TA common shares to their fair value.

(4) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions.

(5) We recorded a loss of $8,451 on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with our acquisition of a net lease portfolio. We also recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan.

(6) We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
19

PORTFOLIO INFORMATION Sonesta Resort Hilton Head Island, SC Operator: Sonesta Guest Rooms: 340 Service Properties Trust Supplemental Operating and Financial Data, December 31, 2019

PORTFOLIO SUMMARY As of December 31, 2019 (dollars in thousands) Portfolio composition (1) Number of Properties Hotel Properties 329 Net Lease Properties 816 Total Properties 1,145 Diversification Facts Net lease: 38.1% Tenants/Operators 200 PORTFOLIO SUMMARY Brands 151 Industries 24 Hotel: 61.9% States (2) 47 Investments Hotels $ 7,009,999 Net Lease Properties 5,276,139 Total Investments $ 12,286,138 (1) Annualized Minimum Return and Rent Geographical Diversification Hotels $ 617,158 Net Lease Properties 381,679 Total Annualized Minimum Returns and Rents $ 998,837 CA 10% TX 9% Minimum Return/Rent Coverage (3) Hotels 0.86x GA 6% Net Lease 2.32x Other 47% Total Portfolio 1.42x (37 States, IL 6% DC, PR, ON) Sonesta Fort Lauderdale Beach FL 4% (1) Based on the annualized Minimum Returns and Rents. Ft. Lauderdale, FL OH 4% (2) We also own one property in Washington D.C., two in Canada and one in Puerto Rico. Operator: Sonesta AZ MA NJ PA 4% (3) Coverage data amounts include data for certain properties for periods prior to when we acquired Guest Rooms: 240 4% them. 3% 3% Service Properties Trust 21 Supplemental Operating and Financial Data, December 31, 2019

CONSOLIDATED PORTFOLIO BY BRAND AFFILIATION

CONSOLIDATED PORTFOLIO BY BRAND AFFILIATION

As of December 31, 2019

(dollars in thousands except per room and sq. ft. data)

Brand Affiliation	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Percent of Total Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Investment [(1)]	Percent of Total Investment	Investment Per Room / SF	Annual Minimum Return / Rent [(1)]	Percent of Total Annual Minimum Return / Rent
IHG	103	9.0%	17,154	33.4 %	$ 2,377,821	19.4%	$ 139	$ 216,239	21.6 %
Marriott	122	10.7%	17,086	33.2 %	1,859,836	15.1%	109	192,774	19.3 %
Sonesta	53	4.6%	9,532	18.6 %	1,963,497	16.0%	206	146,800	14.7 %
Hyatt	22	1.9%	2,724	5.3 %	301,942	2.5%	111	22,037	2.2 %
Radisson	9	0.8%	1,939	3.8 %	289,139	2.4%	149	20,442	2.0 %
Wyndham	20	1.7%	2,914	5.7 %	217,764	1.8%	75	18,866	1.9 %
Subtotal/Average Hotels	329	28.7%	51,349	100.0 %	7,009,999	57.2%	137	617,158	61.7 %
TravelCenters of America	134	11.7%	3,720,693	25.0 %	2,281,589	18.6%	613	167,990	16.8 %
Petro Stopping Centers	45	3.9%	1,470,004	9.9 %	1,021,226	8.3%	695	78,099	7.8 %
AMC Theatres	14	1.2%	696,471	4.7 %	123,553	1.0%	177	10,565	1.1 %
The Great Escape	14	1.2%	542,666	3.6 %	98,242	0.8%	181	7,140	0.7 %
Life Time Fitness	3	0.3%	420,335	2.8 %	92,617	0.8%	220	5,246	0.5 %
Buehler's Fresh Foods	5	0.4%	502,727	3.4 %	76,536	0.6%	152	5,143	0.5 %
Heartland Dental	59	5.2%	234,274	1.6 %	61,120	0.5%	261	4,427	0.4 %
Pizza Hut	62	5.4%	174,033	1.2 %	61,434	0.5%	353	4,384	0.4 %
Regal Cinemas	6	0.5%	266,546	1.8 %	44,476	0.4%	167	3,658	0.4 %
Express Oil Change	23	2.0%	83,825	0.6 %	49,724	0.4%	593	3,379	0.3 %
Other [(2)]	451	39.5%	6,775,393	45.4 %	1,365,622	10.9%	202	91,648	9.4 %
Subtotal/Average Net Lease [(3)]	816	71.3%	14,886,967	100.0 %	5,276,139	42.8%	354	381,679	38.3 %
Total/Average	1,145	100.0%	51,349 / 14,886,967	100% / 100%	$ 12,286,138	100.0%	$137 / $354	$ 998,837	100.0 %

(1) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

(2) Other includes 121 distinct brands with an average investment of $11,286 and average annual minimum rent of $748.

(3) The brands listed in the table above represent the top 10 net lease brands as a percentage of total annual minimum rent as of December 31, 2019.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

22

CONSOLIDATED PORTFOLIO DIVERSIFICATION BY INDUSTRY

CONSOLIDATED PORTFOLIO DIVERSIFICATION BY INDUSTRY

As of December 31, 2019

(dollars in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments (1)	Percent of Total Investment		Annual Minimum Return/ Rent (1)	Percent of Total Annualized Minimum Return/Rent
1.	Hotels	329	51,349	$	7,009,999	57.0%	$	617,158	61.7%
2.	Travel Centers	182	5,238,766		3,344,496	27.2%		249,209	24.9%
3.	Restaurants-Quick Service	249	748,894		313,578	2.6%		20,939	2.1%
4.	Movie Theaters	25	1,273,349		211,698	1.7%		17,922	1.8%
5.	Restaurants-Casual Dining	63	447,391		227,278	1.8%		13,535	1.4%
6.	Health and Fitness	14	859,838		188,161	1.5%		11,166	1.1%
7.	Medical/Dental Office	71	409,706		118,098	1.0%		8,895	0.9%
8.	Miscellaneous Retail	19	598,731		114,433	0.9%		8,866	0.9%
9.	Grocery	19	1,020,819		129,219	1.1%		8,587	0.9%
10.	Automotive Parts and Service	63	210,152		96,496	0.8%		6,531	0.7%
11.	Apparel	2	845,297		81,000	0.7%		5,891	0.6%
12.	Automotive Dealers	9	172,251		64,756	0.5%		4,664	0.5%
13.	Entertainment	4	199,853		61,436	0.5%		4,221	0.4%
14.	Educational Services	9	220,758		55,647	0.4%		4,074	0.4%
15.	Sporting Goods	3	331,864		52,022	0.4%		3,489	0.3%
16.	Miscellaneous Manufacturing	7	763,312		32,873	0.3%		2,402	0.2%
17.	Building Materials	27	458,492		31,124	0.3%		2,113	0.2%
18.	Car Washes	5	41,456		28,658	0.2%		2,076	0.2%
19.	Drug Stores and Pharmacies	8	82,543		23,970	0.2%		1,646	0.2%
20.	Other	3	116,129		8,282	0.1%		2,502	0.3%
21.	Home Furnishings	6	347,272		47,454	0.4%		1,217	0.1%
22.	Legal Services	5	25,429		11,362	0.1%		993	0.1%
23.	General Merchandise	3	99,233		7,492	0.1%		555	0.1%
24.	Dollar Stores	3	27,593		2,971	—%		186	—%
25.	Vacant	17	347,839		23,635	0.2%		—	—%
	Total	1,145	51,349 / 14,886,967	$	12,286,138	100.0%	$	998,837	100.0%

(1) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

23

HOTEL PORTFOLIO BY BRAND

HOTEL PORTFOLIO BY BRAND

As of December 31, 2019
(dollars in thousands)

Brand	Manager	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment	Percent of Total Hotel Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	21.8%	10,265	19.9%	$ 1,020,831	14.4%	$ 99
Royal Sonesta Hotels®	Sonesta	7	2.1%	2,666	5.2%	885,655	12.5%	332
Sonesta ES Suites®	Sonesta	39	11.9%	4,731	9.2%	649,316	9.3%	137
Crowne Plaza®	IHG	11	3.3%	4,141	8.1%	643,913	9.2%	155
Candlewood Suites®	IHG	61	18.5%	7,553	14.7%	603,372	8.6%	80
Residence Inn by Marriott®	Marriott	35	10.6%	4,488	8.7%	562,374	8.0%	125
Kimpton® Hotels & Restaurants	IHG	5	1.5%	1,421	2.8%	482,474	6.9%	340
Sonesta Hotels & Resorts®	Sonesta	7	2.1%	2,135	4.2%	428,526	6.1%	201
Staybridge Suites®	IHG	20	6.1%	2,481	4.8%	355,159	5.1%	143
Hyatt Place®	Hyatt	22	6.7%	2,724	5.3%	301,942	4.3%	111
Radisson® Hotels & Resorts and Radisson Blu®	Radisson	6	1.8%	1,509	2.9%	235,724	3.4%	156
InterContinental Hotels and Resorts®	IHG	3	0.9%	804	1.6%	219,021	3.1%	272
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	4	1.2%	1,158	2.3%	115,401	1.7%	100
Marriott® Hotel	Marriott	2	0.6%	748	1.5%	131,798	1.9%	176
TownePlace Suites by Marriott®	Marriott	12	3.6%	1,321	2.6%	118,926	1.7%	90
Hawthorn Suites®	Wyndham	16	4.9%	1,756	3.4%	102,363	1.5%	58
Holiday Inn®	IHG	3	0.9%	754	1.5%	73,883	1.1%	98
Country Inns & Suites® by Radisson	Radisson	3	0.9%	430	0.8%	53,415	0.8%	124
SpringHill Suites by Marriott®	Marriott	2	0.6%	264	0.5%	25,906	0.4%	98
Total/Average Hotels		329	100.0%	51,349	100.0%	$ 7,009,999	100.0%	$ 137

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

24

HOTEL OPERATING AGREEMENT INFORMATION As of December 31, 2019 (dollars in thousands) IHG - We lease 102 IHG branded hotels (20 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 11 Crowne Plaza®, three Holiday Inn® and five Kimpton® Hotels & Restaurants) in 30 states in the U.S., the District of Columbia and Ontario, Canada to one of our wholly owned taxable REIT subsidiaries, or TRSs. These 102 hotels are managed by subsidiaries of IHG under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of IHG. The annual minimum return amount presented in the table on slide 22 includes $7,908 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; IHG has two renewal options for 15 years each for all, but not less than all, of the hotels. As of December 31, 2019, we held a security deposit of $75,717 under this agreement to cover payment shortfalls of our minimum return. This security deposit, if utilized, may be replenished and increased up to $100,000 from the hotels' available cash flows in excess of our minimum return and certain management fees. Under this agreement, IHG is required to maintain a minimum security deposit of $37,000. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, if any, payment of our minimum return, payment of certain management fees and replenishment and expansion of the security deposit. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. Marriott - On December 31, 2019, we entered into agreements with Marriott which combined our three then existing Marriott operating agreements, historically referred to as our Marriott Nos. 1, 234 and 5 agreements, into a single portfolio for a 16-year term commencing January 1, 2020. The Marriott Nos. 1, 234 and 5 agreements included 122 hotels, provided for aggregate annual minimum returns and rents due to us of $192,774 and were scheduled to expire on December 31, 2024, 2025 and 2019, respectively. As of January 1, 2020, we leased our 122 Marriott branded hotels (two full service Marriott®, 35 Residence Inn by Marriott®, 71 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 31 states to one of our TRSs. The hotels under the Marriott agreement are managed by subsidiaries of Marriott and require aggregate annual minimum returns of $190,573. The Marriott Agreement is scheduled to expire in 2035 and Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. We originally held a security deposit of $64,700 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2019, the available balance of this security deposit was $33,445. This security deposit may be replenished from a share of the hotels’ available cash flows in excess of our minimum return and certain management fees. Marriott has also provided us with a $30,000 limited guaranty to cover payment shortfalls up to 85% of our minimum return after the available security deposit balance has been depleted. This HOTEL OPERATING AGREEMENT INFORMATION OPERATING HOTEL limited guaranty expires in 2026. In addition to our minimum return, this agreement provides for payment to us of 60% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. Service Properties Trust 25 Supplemental Operating and Financial Data, December 31, 2019

HOTEL OPERATING AGREEMENT INFORMATION As of December 31, 2019 (dollars in thousands) Sonesta - We lease our 53 Sonesta branded hotels (seven Royal Sonesta® Hotels, seven Sonesta Hotels & Resorts® and 39 Sonesta ES Suites® hotels) in 26 states to one of our TRSs. The hotels are managed by Sonesta under a combination management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of these 51 hotels. The remaining management agreements for two hotels expire on December 31, 2020 and include one year renewals. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum return, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, management fees to Sonesta, our minimum return, an imputed FF&E reserve to us and reimbursement of operating loss or working capital advances, if any. We lease 48 vacation units in the Chicago, IL Sonesta hotel to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, under a lease that expires in on March 31, 2020, at which time Destinations will vacate the leased space. On February 27, 2020, we entered into a transaction agreement with Sonesta pursuant to which we and Sonesta agreed to modify our existing business arrangements, as follows: • We and Sonesta have agreed to sell, rebrand or repurpose all 39 SVC owned extended stay hotels managed by Sonesta with an aggregate carrying value of $480,547, which currently require aggregate annual minimum returns of $49,467. As the hotels are sold, rebranded or repurposed, our annual minimum returns due from Sonesta will decrease by the applicable amount allocated to each hotel; • Sonesta will continue to manage 14 full-service hotels owned by us and the annual minimum returns due for these hotels will be reduced from $99,013 to $69,013; • We received an approximately 34% equity interest in Sonesta; • The amended management agreements require that up to 5% of hotel gross revenue be escrowed for future capital expenditures as “FF&E reserves,” subject to available cash flow after payment of our minimum returns; • The performance termination provisions under the Sonesta agreements were modified to a portfolio wide performance test for determining whether the management agreement for any of our full-service hotels managed by Sonesta may be terminated for performance reasons and the non-economic provisions that previously allowed us HOTEL OPERATING AGREEMENT INFORMATION OPERATING HOTEL to terminate an individual management agreement were removed; and • The initial expiration dates of the management agreements for our full-service hotels located in Chicago, IL and Irvine, CA and managed by Sonesta were extended to align with the remainder of the Sonesta portfolio and now expire in January 2037. Except as described above, the economic terms of the Sonesta agreements are consistent with the historical Sonesta agreements. Service Properties Trust 26 Supplemental Operating and Financial Data, December 31, 2019

HOTEL OPERATING AGREEMENT INFORMATION As of December 31, 2019 (dollars in thousands) Hyatt - We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotel Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2019, the available Hyatt guaranty was $19,655. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Radisson - We lease our nine Radisson branded hotels (four Radisson® Hotels & Resorts, four Country Inns & Suites® by Radisson and one Radisson Blu® hotel) in six states to one of our TRSs and these hotels are managed by a subsidiary of Radisson under a combination management agreement which expires in 2035 and Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $47,523 under this agreement to cover payment shortfalls of our minimum return. As of December 31, 2019, the available Radisson guaranty was $41,216. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Wyndham - We lease our 20 Wyndham branded hotels (four Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 13 states to one of our TRSs. The hotels are managed by a subsidiary of Wyndham under a combination management agreement which expires in 2020. We have no guarantee or security deposit from Wyndham. Payment by Wyndham is limited to the available cash flows after payment of operating expenses. Wyndham is not entitled to any base management fees for the remainder of the agreement. HOTEL OPERATING AGREEMENT INFORMATION OPERATING HOTEL Service Properties Trust 27 Supplemental Operating and Financial Data, December 31, 2019

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT (COMPARABLE HOTELS)

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT (COMPARABLE HOTELS)

	For the Three Months Ended December 31,					For the Year Ended December 31,				
	No. of Hotels (1)	No. of Rooms or Suites	2019	2018	Change	No. of Hotels (1)	No. of Rooms or Suites	2019	2018	Change
ADR										
IHG (1)	97	15,714	$ 116.34	$ 117.92	(1.3%)	96	15,597	$ 118.65	$ 120.92	(1.9%)
Marriott	122	17,086	133.67	134.49	(0.6%)	122	17,086	137.47	136.65	0.6%
Sonesta (2)	51	8,996	132.46	138.06	(4.1%)	51	8,996	138.62	141.62	(2.1%)
Hyatt	22	2,724	103.08	106.23	(3.0%)	22	2,724	108.11	111.17	(2.8%)
Radisson	9	1,939	124.29	130.50	(4.8%)	8	1,579	129.54	128.68	0.7%
Wyndham	20	2,914	79.87	84.17	(5.1%)	20	2,914	82.26	85.13	(3.4%)
All Hotels Total/Average	321	49,373	$ 122.55	$ 125.17	(2.1%)	319	48,896	$ 126.30	$ 127.67	(1.1%)
OCCUPANCY										
IHG (1)	97	15,714	75.2%	74.2%	1.0 pts	96	15,597	78.1%	78.8%	-0.7 pts
Marriott	122	17,086	67.5%	67.3%	0.2 pts	122	17,086	71.2%	72.2%	-1.0 pts
Sonesta (2)	51	8,996	65.1%	63.8%	1.3 pts	51	8,996	69.1%	68.1%	1.0 pts
Hyatt	22	2,724	72.5%	71.3%	1.2 pts	22	2,724	77.3%	78.2%	-0.9 pts
Radisson	9	1,939	68.7%	62.5%	6.2 pts	8	1,579	70.2%	69.8%	0.4 pts
Wyndham	20	2,914	61.6%	55.5%	6.1 pts	20	2,914	65.9%	64.1%	1.8 pts
All Hotels Total/Average	321	49,373	69.5%	68.2%	1.3 pts	319	48,896	73.0%	73.3%	-0.3 pts
RevPAR										
IHG (1)	97	15,714	$ 87.49	$ 87.50	—%	96	15,597	$ 92.67	$ 95.28	(2.7%)
Marriott	122	17,086	90.23	90.51	(0.3%)	122	17,086	97.88	98.66	(0.8%)
Sonesta (2)	51	8,996	86.23	88.08	(2.1%)	51	8,996	95.79	96.44	(0.7%)
Hyatt	22	2,724	74.73	75.74	(1.3%)	22	2,724	83.57	86.93	(3.9%)
Radisson	9	1,939	85.39	81.56	4.7%	8	1,579	90.94	89.82	1.2%
Wyndham	20	2,914	49.20	46.71	5.3%	20	2,914	54.21	54.57	(0.7%)
All Hotels Total/Average	321	49,373	$ 85.17	$ 85.37	(0.2%)	319	48,896	$ 92.20	$ 93.58	(1.5%)

(1) Excludes eight hotels for the three months ended December 31, 2019 and ten hotels for the year ended December 31, 2019.

(2) Operating data includes data for three hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
28

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	Change	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	Change
ADR								
IHG (1)	103	17,154	$ 119.49	$ 122.12	(2.2%)	$ 122.41	$ 125.70	(2.6%)
Marriott	122	17,086	133.67	134.49	(0.6%)	137.47	136.65	0.6%
Sonesta (1) (2)	53	9,532	133.54	144.80	(7.8%)	144.58	148.75	(2.8%)
Hyatt	22	2,724	103.08	106.23	(3.0%)	108.11	111.17	(2.8%)
Radisson (1)	9	1,939	124.29	130.50	(4.8%)	133.67	133.45	0.2%
Wyndham	20	2,914	79.87	84.17	(5.1%)	82.26	85.13	(3.4%)
All Hotels Total/Average	329	51,349	$ 123.78	$ 127.78	(3.1%)	$ 128.76	$ 130.73	(1.5%)
OCCUPANCY								
IHG (1)	103	17,154	72.4%	74.0%	(1.6) pts	76.3%	78.4%	(2.1) pts
Marriott	122	17,086	67.5%	67.3%	0.2 pts	71.2%	72.2%	(1.0) pts
Sonesta (1) (2)	53	9,532	62.5%	63.9%	(1.4) pts	68.6%	68.5%	0.1 pts
Hyatt	22	2,724	72.5%	71.3%	1.2 pts	77.3%	78.2%	(0.9) pts
Radisson (1)	9	1,939	68.7%	62.5%	6.2 pts	71.7%	71.5%	0.2 pts
Wyndham	20	2,914	61.6%	55.5%	6.1 pts	65.9%	64.1%	1.8 pts
All Hotels Total/Average	329	51,349	68.2%	68.3%	0.1 pts	72.5%	73.4%	(0.9) pts
RevPAR								
IHG (1)	103	17,154	$ 86.51	$ 90.37	(4.3%)	$ 93.40	$ 98.55	(5.2%)
Marriott	122	17,086	90.23	90.51	(0.3%)	97.88	98.66	(0.8%)
Sonesta (1) (2)	53	9,532	83.46	92.53	(9.8%)	99.18	101.89	(2.7%)
Hyatt	22	2,724	74.73	75.74	(1.3%)	83.57	86.93	(3.9%)
Radisson (1)	9	1,939	85.39	81.56	4.7%	95.84	95.42	0.4%
Wyndham	20	2,914	49.20	46.71	5.3%	54.21	54.57	(0.7%)
All Hotels Total/Average	329	51,349	$ 84.42	$ 87.27	(3.3%)	$ 93.35	$ 95.96	(2.7%)

(1) Operating data includes data for certain hotels for periods prior to when we acquired them.

(2) Operating data includes data for three hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019
29

HOTEL COVERAGE BY OPERATING AGREEMENT (1) Number of For the Twelve Months Ended Operating Agreement Properties 12/31/2019 9/30/2019 6/30/2019 3/31/2019 12/31/2018 IHG 103 0.91x 0.89x 0.97x 1.02x 1.05x Marriott 122 1.06x 1.08x 1.10x 1.12x 1.13x Sonesta 53 0.54x 0.59x 0.64x 0.65x 0.67x Hyatt 22 0.90x 0.90x 0.95x 1.00x 1.04x Radisson 9 0.93x 0.95x 0.93x 0.97x 1.11x Wyndham 20 0.50x 0.48x 0.50x 0.51x 0.56x Total Hotels 329 0.86x 0.87x 0.91x 0.95x 0.97x Number of For the Three Months Ended Operating Agreement Properties 12/31/2019 9/30/2019 6/30/2019 3/31/2019 12/31/2018 IHG 103 0.88x 0.89x 1.10x 0.76x 0.82x Marriott 122 0.86x 1.16x 1.29x 0.91x 0.96x Sonesta 53 0.31x 0.55x 0.89x 0.39x 0.53x Hyatt 22 0.69x 0.77x 1.20x 0.92x 0.71x Radisson 9 0.76x 1.38x 1.13x 0.45x 0.79x Wyndham 20 0.32x 0.70x 0.74x 0.23x 0.25x Total Hotels 329 0.72x 0.90x 1.11x 0.70x 0.77x HOTEL COVERAGE BY OPERATING AGREEMENT OPERATING COVERAGE BY HOTEL (1) Coverage amounts for our IHG, Sonesta and Radisson agreements include data for certain hotels for periods prior to when we acquired them. Coverage amounts for our Sonesta agreement include data for three hotels prior to when these were managed by Sonesta. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data. Service Properties Trust 30 Supplemental Operating and Financial Data, December 31, 2019

NET LEASE PORTFOLIO BY BRAND

Net Lease Portfolio by Brand

As of December 31, 2019

(dollars in thousands)

	Brand	No. of Buildings	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage (2)
1.	TravelCenters of America	134	$ 2,281,589	43.2%	$ 167,990	44.0%	2.02x
2.	Petro Stopping Centers	45	1,021,226	19.4%	78,099	20.5%	1.70x
3.	AMC Theatres	14	123,553	2.3%	10,565	2.8%	1.33x
4.	The Great Escape	14	98,242	1.9%	7,140	1.9%	4.13x
5.	Life Time Fitness	3	92,617	1.8%	5,246	1.4%	3.56x
6.	Casual Male	1	69,973	1.3%	5,220	1.4%	1.22x
7.	Buehler's Fresh Foods	5	76,536	1.5%	5,143	1.3%	2.09x
8.	Heartland Dental	59	61,120	1.2%	4,427	1.2%	3.72x
9.	Pizza Hut	62	61,434	1.2%	4,384	1.1%	1.35x
10.	Regal Cinemas	6	44,476	0.8%	3,657	1.0%	1.84x
11.	Express Oil Change	23	49,724	0.9%	3,379	0.9%	3.44x
12.	Flying J Travel Plaza	3	41,681	0.8%	3,120	0.8%	3.49x
13.	B&B Theatres	4	34,369	0.7%	3,100	0.8%	1.65x
14.	Norms	10	53,673	1.0%	3,046	0.8%	3.43x
15.	America's Auto Auction	6	34,314	0.7%	2,672	0.7%	5.20x
16.	Church's Chicken	45	35,995	0.7%	2,576	0.7%	1.97x
17.	Mills Fleet Farm	1	37,802	0.7%	2,571	0.7%	4.01x
18.	Courthouse Athletic Club	4	39,688	0.8%	2,400	0.6%	2.29x
19.	Big Al's	2	35,214	0.7%	2,336	0.6%	1.48x
20.	Creme de la Creme	4	29,131	0.6%	2,208	0.6%	1.68x
21.	Martin's	16	31,144	0.6%	2,080	0.5%	2.06x
22.	Mister Car Wash	5	28,658	0.5%	2,076	0.5%	4.78x
23.	Burger King	21	34,289	0.6%	2,054	0.5%	3.11x
24.	Hardee's	19	31,844	0.6%	2,035	0.5%	0.90x
25.	Popeye's Chicken & Biscuits	21	29,183	0.6%	1,943	0.5%	3.48x
26.	Other (3)	289	798,664	14.9%	52,212	13.7%	3.93x
	Total	816	$ 5,276,139	100.0%	$ 381,679	100.0%	2.32x

(1) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

(2) Coverage amounts include data for certain properties for periods prior to when we acquired them.

(3) Other includes 106 distinct brands with an average investment of $2,764 per building and average annual minimum rent of $177 per lease.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

31

NET LEASE PORTFOLIO BY INDUSTRY

Net Lease Portfolio by Industry

As of December 31, 2019

(dollars in thousands)

	Industry	No. of Buildings	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage (2)
1.	Travel Centers	182	$ 3,344,496	63.5%	$ 249,209	65.5%	1.94x
2.	Restaurants-Quick Service	249	313,578	5.9%	20,939	5.6%	2.58x
3.	Movie Theaters	25	211,698	4.0%	17,922	4.7%	1.50x
4.	Restaurants-Casual Dining	63	227,278	4.3%	13,535	3.5%	2.43x
5.	Health and Fitness	14	188,161	3.6%	11,166	2.9%	2.83x
6.	Medical/Dental Office	71	118,098	2.2%	8,895	2.3%	3.75x
7.	Miscellaneous Retail	19	114,433	2.2%	8,866	2.3%	3.55x
8.	Grocery	19	129,219	2.4%	8,587	2.2%	2.72x
9.	Automotive Parts and Service	63	96,496	1.8%	6,531	1.7%	2.85x
10.	Apparel	2	81,000	1.5%	5,891	1.5%	1.54x
11.	Automotive Dealers	9	64,756	1.2%	4,664	1.2%	4.54x
12.	Entertainment	4	61,436	1.2%	4,221	1.1%	2.19x
13.	Educational Services	9	55,647	1.1%	4,074	1.1%	2.89x
14.	Sporting Goods	3	52,022	1.0%	3,489	0.9%	3.44x
15.	Miscellaneous Manufacturing	7	32,873	0.6%	2,402	0.6%	25.29x
16.	Building Materials	27	31,124	0.6%	2,113	0.6%	3.40x
17.	Car Washes	5	28,658	0.5%	2,076	0.5%	4.78x
18.	Drug Stores and Pharmacies	8	23,970	0.5%	1,646	0.4%	1.79x
19.	Other	3	8,282	0.2%	2,502	0.7%	1.15x
20.	Home Furnishings	6	47,454	0.9%	1,217	0.3%	1.65x
21.	Legal Services	5	11,362	0.2%	993	0.3%	1.45x
22.	General Merchandise	3	7,492	0.1%	555	0.1%	3.27x
23.	Dollar Stores	3	2,971	0.1%	186	—%	2.83x
24.	Vacant	17	23,635	0.4%	—	—%	—
	Total	816	$ 5,276,139	100.0%	$ 381,679	100.0%	2.32x

(1) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

(2) Coverage amounts include data for certain properties for periods prior to when we assumed ownership of them.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

32

NET LEASE PORTFOLIO BY TENANT (TOP 10)

Net Lease Portfolio by Tenant (Top 10)

As of December 31, 2019

(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage (2)
1.	TravelCenters of America Inc.	TravelCenters of America / Petro Stopping Centers	179	$ 3,302,815	62.6%	$ 246,088	64.5%	1.92x (3) (4)
2.	Universal Pool Co., Inc.	The Great Escape	14	98,242	1.9%	7,140	1.9%	4.13x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	92,617	1.8%	5,246	1.4%	3.56x (3)
4.	Destination XL Group, Inc.	Casual Male	1	69,973	1.3%	5,221	1.4%	1.22x
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	76,536	1.5%	5,143	1.3%	2.09x (3)
6.	Professional Resource Development, Inc.	Heartland Dental	59	61,120	1.2%	4,427	1.2%	3.72x
7.	Carmike Cinemas LLC	AMC Theaters	7	48,120	0.9%	4,158	1.1%	1.71x
8.	Regal Cinemas, Inc.	Regal Cinemas	6	44,476	0.8%	3,658	1.0%	1.84x
9.	Eastwynn Theaters, Inc.	AMC Theaters	5	41,771	0.8%	3,541	0.9%	0.87x
10.	Express Oil Change, LLC	Express Oil Change	23	49,724	0.9%	3,379	0.9%	3.44x
	Sub-total, Top 10		302	3,885,394	73.7%	288,001	75.6%	1.88x
11.	Other (5)	Various	514	1,390,745	26.3%	93,678	24.4%	3.30x
	Total		816	$ 5,276,139	100.0%	$ 381,679	100.0%	2.32x

(1) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

(2) Coverage amounts include data for certain properties for periods prior to when we assumed ownership of them.

(3) Leases subject to full or partial guarantee.

(4) TA is our largest tenant. As of December 31, 2019, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3% of non-fuel revenues above threshold amounts defined in the agreements). Commencing in 2020, these leases provide for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base revenues. TA's remaining deferred rent obligation of $57,247 is due in quarterly installments of $4,400 through January 31, 2023.

(5) Other includes 184 tenants with an average investment of $7,558 and average annual minimum rent of $509.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

33

NET LEASE PORTFOLIO - EXPIRATION SCHEDULE

NET LEASE PORTFOLIO - EXPIRATION SCHEDULE

As of 12/31/2019
(dollars in thousands)

Year (1)	Square Feet	Annualized Minimum Rent Expiring (2)	Percent of Total Annualized Minimum Rent Expiring	Cumulative % of Total Minimum Rent Expiring
2020	423,734	$ 5,860	1.5%	1.5%
2021	655,606	7,755	2.0%	3.5%
2022	905,744	10,827	2.8%	6.3%
2023	155,619	2,746	0.7%	7.0%
2024	694,836	9,612	2.5%	9.5%
2025	485,411	12,275	3.2%	12.7%
2026	1,603,671	14,610	3.8%	16.5%
2027	1,146,673	13,077	3.4%	19.9%
2028	412,079	7,376	1.9%	21.8%
2029	1,326,015	47,589	12.5%	34.3%
2030	171,295	3,649	1.0%	35.3%
2031	1,455,097	51,271	13.4%	48.7%
2032	1,131,435	50,433	13.3%	62.0%
2033	1,093,402	50,962	13.4%	75.4%
2034	310,042	9,426	2.5%	77.9%
2035	2,257,031	79,947	21.0%	98.9%
2036	264,727	3,536	0.9%	99.8%
2037	—	—	—%	99.8%
2038	10,183	409	0.1%	99.9%
2039	34,789	252	0.1%	100.0%
2040	1,739	67	0.0%	100.0%
Total	14,539,128	$ 381,679	100.0%	
Weighted Average Lease Term	9.40	11.35		

(1) The year of lease expiration is pursuant to contract terms.

(2) Includes 19 net lease properties with a carrying value of $87,493 and annual minimum rent of $5,625 we have classified as held for sale.

Service Properties Trust
Supplemental Operating and Financial Data, December 31, 2019

34

NET LEASE PORTFOLIO - OCCUPANCY AND LEASING SUMMARY (dollars in thousands) As of and For the Three Months Ended 12/31/2019 9/30/2019 (1) Properties (end of period) 816 946 Total square feet 14,886,967 17,563,459 Square feet leased 14,539,128 17,238,100 Percentage leased 98% 98% Leasing activity (Sq. ft): New Leases — — Renewals 217,807 — Rent Resets — — Total 217.807 — % Change in GAAP rent: New Leases — — Renewals (0.75)% —% Rent Resets — — Total (0.75)% —% Leasing Costs and Concession Commitments: New Leases $ — $ — Renewals 551 — Total $ 551 $ — Leasing Costs and Concession Commitments per Square Foot: New Leases $ — $ — Renewals 2.53 — Total $ 2.53 $ — Weighted Average Lease Term by Sq. Ft (Years): New Leases — — Renewals 8.1 — Total 8.1 — Leasing Costs and Concession Commitments per Square Foot per Year: New Leases $ — $ — Renewals 0.31 — Total $ 0.31 $ — NET LEASE PORTFOLIO - OCCUPANCY AND LEASING SUMMARY NET LEASE PORTFOLIO - OCCUPANCY 1. Includes 179 travel centers and the net lease properties acquired in the SMTA Transaction on September 20, 2019. Service Properties Trust 35 Supplemental Operating and Financial Data, December 31, 2019

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income. We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 18. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 19. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the item shown on page 19 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned and were open and operating for the entire periods being compared. For the three months ended December 31, 2019 and 2018, we excluded eight hotels from our comparable results. Four of these hotels were not owned for the entire periods and four were closed for major renovations during part of the periods presented. For the years ended December 31, 2019 and 2018, we excluded ten hotels from our comparable results. Six of these hotels were not owned for the entire periods and four were closed for major renovations during part of the periods presented. NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS AND CERTAIN MEASURES FINANCIAL NON-GAAP Service Properties Trust 36 Supplemental Operating and Financial Data, December 31, 2019

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS (continued) Consolidated Income Available for Debt Service: Consolidated income available for debt service is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Coverage: We define hotel coverage as total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns due to SVC divided by the minimum returns or rents due to SVC. We define net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. We own all the FF&E reserve escrows for our hotels. Our net lease agreements do not require FF&E escrow deposits; however, certain tenants may request that we fund capital improvements in return for increases in the annual minimum rent. Our tenants are generally not obligated to request and we are not obligated to fund any such improvements. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Minimum Return/Rent: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. SMTA Transaction: On September 20, 2019, we acquired 767 net lease properties from Spirit MTA REIT, a Maryland REIT, (NYSE: SMTA), or SMTA, located in 45 states, for an aggregate transaction value of $2.5 billion. NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS AND CERTAIN MEASURES FINANCIAL NON-GAAP Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Service Properties Trust 37 Supplemental Operating and Financial Data, December 31, 2019

Warning Concerning Forward-Looking Statements This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. WARNING CONCERNING FORWARD-LOOKING STATEMENTS CONCERNING FORWARD-LOOKING WARNING Service Properties Trust 38 Supplemental Operating and Financial Data, December 31, 2019